EXHIBIT 3.(I)

                           ARTICLES OF INCORPORATION
                               OF HOURGLASS, INC.

The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Nevada relating to private corporations, hereby adopts the following Articles of Incorporation:

ARTICLE ONE.

The name of the corporation is: HOURGLASS, INC.

ARTICLE TWO. Resident Agent. The initial agent for service of process is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, City of Reno, County of Washoe, State of Nevada 89501.

ARTICLE THREE. Purpose. The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generally of the foregoing, specifically:

I. OMNIBUS. To have to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

II. CARRYING ON BUSINESS OUTSIDE STATE. To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

PURPOSES TO BE CONSTRUED AS POWERS. The purposes specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

ARTICLE FOUR. CAPITAL STOCK. The corporation shall have authority to issue an aggregate of TEN MILLION (10,000,000) Common Capital Shares, PAR VALUE ONE MILL ($0.001) per share for a total capitalization of TEN THOUSAND DOLLARS ($10,000.00)

The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities, which the corporation may now or hereafter be authorized to issue.

The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                 HOURGLASS, INC.

The undersigned, President and Secretary of Hourglass, Inc., a Nevada corporation (the "Corporation"), hereby certify:

That the Board of Directors of the Corporation by unanimous written consent dated the 14`" day of February, 2001, adopted a resolution to amend the original articles of incorporation as follows:

First: Article FOURTH of the Certificate of Incorporation is hereby amended to read as follows:

"FOURTH: The Corporation shall be authorized to issue the following shares:

CLASS Number of Shares Par Value

Common 50,000,000 $.001
Preferred 5,000,000  $.01

The Preferred Stock may be issued in one or more series at the discretion of the Board of Directors. In establishing a series, the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restriction thereof."

Second: The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is . The said amendment has been consented to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Third: This Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President, James Season and its Secretary, Jose Acevedo this 14th day of February, 2001.

                             James Season, President

                             Jose Acevedo, Secretary

                                        2